                                                                 EXHIBIT 10.21




                            MEMBER CONTROL AGREEMENT

                                       OF

                               EVELETH MINES LLC

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE 1. ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.1     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.3     Initial Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.4     Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.5     Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.6     Liability of Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.7     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.8     Business Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE 2. GOVERNANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2.1     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2.2     Management Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2.3     Majority in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     2.4     Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE 3. FISCAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.1     Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.2     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.3     Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.4     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.5     Large Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE 4. MEMBERSHIP INTERESTS AND THEIR TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     4.1     Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     4.2     Statement of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     4.3     Transfer of Financial Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     4.4     Transfer of Governance Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.5     Shares of Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 5. BOOKS AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     5.1     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     5.2     Right of Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     5.3     Financial Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE 6. BOARD OF GOVERNORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.1     Management Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     6.2     Qualification and Number of Governors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9





                                       i
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
     6.3     Election and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     6.4     Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     6.5     Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     6.6     Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     6.7     Authority of Board of Governors
             to Bind the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     6.8     Actions of the Board of Governors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     6.9     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     6.10    Appointment of Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 7. CONTRIBUTIONS AND CAPITAL ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     7.1     Initial Capital Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     7.2     Maintenance of Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     7.3     Disposition of Membership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     7.4     Distribution of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     7.5     Compliance with Section 704(b)
             of the Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 8. ALLOCATIONS AND DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.1     Allocations of Net Profits and
             Net Losses from Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.2     Special Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.3     Interim Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.4     Limitations on Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE 9. TAXES AND ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     9.1     Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     9.2     Taxes of Taxing Jurisdictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     9.3     Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     9.4     Tax Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     9.5     Method of Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 10. TERMINATION OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     10.1    Events of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     10.2    Right to Purchase Terminating
             Member's Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 11. ADMISSION OF ADDITIONAL MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE 12. DISSOLUTION AND WINDING UP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     12.1    Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     12.2    Effect of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22





                                       ii
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
     12.3    Distribution of Assets on Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     12.4    Winding Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE 13. MERGER AND CONSOLIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     13.1    Authority to Merge or Consolidate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE 14. AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     14.1    Amendment by Board of Governors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     14.2    Other Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     14.3    Execution of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE 15. MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     15.1    Entire Agreement; Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     15.2    No Partnership Intended for
                 Nontax Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     15.3    Rights of Creditors and Third
                 Parties Under the Member Control Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     15.4    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     15.5    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     15.6    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     15.7    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     15.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                            MEMBER CONTROL AGREEMENT

                                       OF

                               EVELETH MINES LLC

         The undersigned members ("Members"), having filed Articles of Organization (the "Articles") for EVELETH MINES LLC, a Limited Liability Company (the "Company") pursuant to Minnesota Statute Chapter 322B, (the "Act") for the purpose of operating a Taconite mine and pelleting plant, do hereby adopt this Member Control Agreement.

                                   ARTICLE 1.

                                  ORGANIZATION

         1.1 EFFECTIVE DATE. This Member Control Agreement shall become effective as of the date (the "Effective Date") of the filing and acceptance of the Articles with the Secretary of State of Minnesota.

         1.2 TERM. The Company shall be dissolved and its affairs wound up in accordance with the Act or this Member Control Agreement after a term of forty (40) years from the Effective Date, unless the term shall be extended by amendment to the Articles, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Member Control Agreement.

         1.3 INITIAL MEMBERS. The names, address, initial capital contributions and the percentage interest in the Company ("Percentage") number of each initial Member are reflected on Exhibit A attached to and made a part of this Member Control Agreement. A Member's rights in the Company are collectively referred to as a "Membership Interest" as more fully described in Section 4.1.

         1.4 PRINCIPAL OFFICE. The principal office of the Company in the State of Minnesota shall be located at N.W. U.S. Highway 53, Eveleth, Minnesota 55734. The Company may have such other offices, either within or without the state of Minnesota as the Members may designate or as the business of the Company may from time to time require.

         1.5 REGISTERED OFFICE. The registered office of the Company, required by the Act to be maintained in the State of Minnesota need not be identical with the Principal Office in the State of Minnesota. The address of the initial registered office of the Company is 1000 First Bank Plaza, 130 West Superior Street, Duluth, Minnesota 55802-2094, and the initial registered agent at such address is George J. Anetakis, c/o Hanf, Fride, O'Brien, Harries, Swelbar & Burns, P.A. The registered office and the registered agent may be changed from time to time by action of the Members and by filing the prescribed form with the Secretary of State of Minnesota.

         1.6 LIABILITY OF MEMBERS. Except for contributions specifically required under this Member Control Agreement, the Members (solely in their capacity as Members) shall have no obligation to contribute to the Company and no liability for any Company obligations. Any liability to return distributions from the Company shall be limited to mandatory requirements of the Act or of any other applicable law.

         1.7 REPRESENTATIONS AND WARRANTIES. Each Member, and the person(s) executing the Member Control Agreement on behalf of such Member, hereby represents and warrants to the Company and each other Member that (a) the Member is duly organized, validly existing, and in good standing under the laws of its state of organization and that it has full organizational power to execute and agree to the Member Control Agreement and to perform its obligations hereunder, (b) the Member is acquiring its Membership Interest in the Company for the Member's own account as an investment and without an intent to distribute such Membership Interest, and
(c) the Member acknowledges that the Membership Interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

         1.8 BUSINESS PURPOSE. The Company was formed to acquire all of the business assets of that certain Taconite mine and pellet plant situated in Eveleth, Minnesota, and known as Eveleth Mines, and to thereafter operate, refinance and/or dispose of the same and to undertake any other business permitted by the Act upon unanimous written consent of the Members. The business purposes of the Company shall be limited to such purposes and shall not be changed and the business operations of the Company shall not be terminated and substantially all of the business assets of the Company shall not be sold or otherwise disposed of:

         (i) within six years after the date hereof without the unanimous written consent of the Members;

         (ii) after the expiration of the period described in (i) and within ten years after the date hereof without the written consent of Members holding in the aggregate a Percentage of at least 85%; and

         (iii) more than ten years after the date hereof without the written consent of Members holding a Majority in Interest.

                                   ARTICLE 2.

                                   GOVERNANCE

         2.1 BYLAWS. Concurrent with the execution of this Member Control Agreement, the Members are adopting bylaws ("Bylaws") for the regulation of the Members and the Governors with respect to books and records of account, minutes of proceedings, meetings, requirements for notices of meetings, computation of time for notice, method of giving notice, quorum requirements, written action in lieu of a meeting, waiver of notice, proxies, officers and other similar matters related to the governance of the Company. The Bylaws may be amended from time to time by a written instrument upon the affirmative vote or written consent of all of the Members. The Bylaws shall be deemed to be part of this Member Control Agreement.

         2.2 MANAGEMENT RIGHTS. All Members who have not had a termination of their continued membership shall be entitled to one vote per each whole Percentage share of Membership Interest on any matter submitted to a vote or consent of the Members. Subject to any mandatory requirements of applicable law, no Member shall have the right to take any part whatsoever in the management and control of the ordinary business of the Company, sign for or bind the Company, compel a sale or appraisal of Company assets or sell or assign all or any part of its Membership Interest in the Company except as provided in this Member Control Agreement. Except as otherwise provided, all actions submitted to a vote or consent of the Members shall require the affirmative vote or written consent of a Majority in Interest of the Members. The provisions of this Agreement which require Member consent other than by Majority in Interest are as follows:

                 (a) Section 1.8 regarding change of business purpose, termination of operations or sale of assets requires various levels of Member approval depending upon timing.

                 (b) Section 2.1 regarding changes in the Bylaws requires unanimous Member consent.

                 (c) Section 2.4(ii) regarding waiver of conflicts of interest by Members requires a vote of two-thirds of Membership Interests held by disinterested Members.

                 (d) Section 3.5 regarding the approval of Large Expenditures requires unanimous Member consent.

                 (e) Section 4.4 regarding transfer of governance rights requires unanimous Member consent.

                 (f) Section 6.2 regarding change in the provision for appointing Governors requires unanimous Member consent.

                 (g) Section 10.1 regarding approval of the termination of membership requires the same varying levels of Member consent as provided in Section 1.8.

                 (h) Article 11 regarding the admission of additional Members requires unanimous Member consent.

                 (i) Section 12.1(a) regarding dissolution of the Company requires the same varying levels of Member consent as provided in
         Section 1.8.

                 (j) Section 12.1(c) regarding consent to continue without dissolution after a Member termination requires unanimous Member consent.

                 (k) Article 13 regarding mergers or consolidations requires unanimous Member consent.

                 (l) Section 14.2(a) regarding amending a provision of this Member Control Agreement which currently calls for unanimous Member consent also requires unanimous Member consent.

                 (m) Section 14.2(b) regarding an amendment to this Member Control Agreement with a specified impact upon a particular Member requires at least the passive consent (i.e. not an objection) by such Member.

         2.3 MAJORITY IN INTEREST. Whenever any matter is required or allowed to be approved by a Majority in Interest of the Members or a Majority of the remaining Members under the Act or this Member Control Agreement, such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting of the Members, of Members holding governance rights owning a majority of the profit interests and a majority of the capital interests owned by all Members holding governance rights.

         2.4 CONFLICTS OF INTEREST. No contract, action or transaction shall be void or voidable solely because it is between or affects the Company and one or more Members, Governors or officers (each, an "Interested Party" or collectively, the "Interested Parties"), or because it is between or affects the Company and any other person or organization in which one or more of the Interested Parties are directors, officers, members, shareholders or trustees or have a financial or personal interest, or because one or more Interested Parties participate in or vote at the meeting at which such contract, action or transaction is authorized if any of the following applies:

         (i) the contract, action or transaction is fair and reasonable to the Company as of the time it is authorized or approved by the Members or Governors; or

         (ii) the material facts as to the Interested Parties' relationship or interest and as to the contract, action or transaction are disclosed or known to the Members or Governors, and the Members or Governors authorize the contract, action or transaction by the affirmative vote of two-thirds of the voting power of the Membership Interests entitled to vote that are owned by disinterested Members, even though the disinterested Members or Governors constitute less than a quorum;

         (iii) the material facts as to the contract or transaction and as to the Governor's interest are fully disclosed or known to the Board of Governors or a committee and the Board of Governors or committee authorizes, ratifies or approves the contract or transaction by a majority of the Board of Governors or committee, but the interested Governor is not counted in determining the presence of a quorum and must not vote; and

         (iv) the contract, action or transaction is otherwise authorized pursuant to the Act.

         For purposes of this Section, a Member or Governor is not an Interested Party solely because the subject of the contract, action or transaction may involve or affect a change in control of the Company.

                                   ARTICLE 3.

                                 FISCAL MATTERS

         3.1 FISCAL YEAR. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by resolution of the Members.

         3.2 DEPOSITS. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Governors may select.

         3.3 LOANS. Subject to Section 3.5, except in the ordinary course of business no loan shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Members. Such authority may be general or confined to specific instances.

         3.4 CONTRACTS. Subject to Section 3.5, the Members may authorize any Members or agent of the Company, in addition to the President, to enter into any contract or execute any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

         3.5 LARGE EXPENDITURES. Unanimous approval of the Members shall be required to: (i) authorize the Company to incur capital expenditures in excess of $7,000,000 per transaction or project, but not to exceed $10,000,000 in any fiscal year; (ii) borrow money, not exceeding $7,000,000 per transaction or project, but not to exceed $10,000,000 in any fiscal year; (iii) lease property valued at more than $7,000,000 per transaction but not to exceed $10,000,000 in any fiscal year; or (iv) acquire, by lease or purchase or otherwise, additional iron ore reserves.

                                   ARTICLE 4.

                    MEMBERSHIP INTERESTS AND THEIR TRANSFER

         4.1 INTERESTS. A Membership Interest means a Member's interest in the Company consisting of financial rights, as defined by the Act, governance rights, as defined by the Act, and a Member's right to assign financial rights and governance rights subject to this Agreement and the Act.

         4.2 STATEMENT OF INTEREST. Any Member may request the Company to provide such Member a written statement describing the Membership Interest owned by such Member as of the time the Company makes the statement.

         4.3 TRANSFER OF FINANCIAL RIGHTS. No Member shall make a transfer of financial rights during the six year period following the date hereof. Thereafter, a Member may make a transfer of financial rights only with the affirmative vote of Members holding a Majority in Interest. If a transfer of financial rights is authorized pursuant to this Section 4.3 the transferee or assignee of such transferred rights shall have no right to participate in the management of the business and affairs of the Company or to become a successor Member. The transferee or assignee shall only be entitled to receive the share of the profit and losses and distributions to which the assignor would otherwise have been entitled.

         4.4 TRANSFER OF GOVERNANCE RIGHTS. Governance rights may not be assigned without the unanimous consent of the other Members.

                                   ARTICLE 5.

                               BOOKS AND RECORDS

         5.1 BOOKS AND RECORDS. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the state of Minnesota, as the Members shall from time to time determine which books and records shall inter alia reflect the capital contributions and Membership Interest of each Member.

         5.2 RIGHT OF INSPECTION. Any Member of record shall have the right to examine, at any reasonable time or times for all purposes, the books and records of account, minutes and records of Members and to make copies thereof. Such inspection may be made by any agent who may make copies thereof. Upon the written request of any Member, the Company shall mail to such Member its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

         5.3 FINANCIAL RECORDS. Except as otherwise provided herein, financial records shall be maintained and reported based on United States generally acceptable accounting principles. Capital accounts shall be maintained in accordance with the provisions of Article 7.

                                   ARTICLE 6.

                               BOARD OF GOVERNORS

         6.1 MANAGEMENT AUTHORITY. Except as reserved for the Members in this Member Control Agreement, the Board of Governors of the Company shall be vested with the full and exclusive authority to exercise, conduct, and control the affairs of the Company. By execution of this Member Control Agreement, each Member consents to and acknowledges the delegation of authority to the Board of Governors and to their actions and decisions within the scope of their authority. The Board of Governors shall be permitted to delegate specified authority to officers, agents or committees (the members of which need not be officers or Governors) from time to time as the Board of Governors may deem appropriate. The Board of Governors shall appoint an Executive Committee from its members which shall act as authorized by the Board.

         6.2 QUALIFICATION AND NUMBER OF GOVERNORS. The Board of Governors shall consist of five (5) Governors each of whom shall be a natural person. Virginia Horn Taconite Company and Eveleth Taconite Company shall each appoint two Governors and Ontario Eveleth Company shall appoint one Governor. In the event any Member's Membership Interest is transferred in whole to a third party which party becomes a successor Member by the unanimous consent of the remaining Members pursuant to Section 4.4, such successor Member shall have the same rights to appoint Governors as its transferor Member. In the event a Member's shares of Membership Interest are transferred in part or are transferred to two or more transferees or in the event a Member's transferee is not approved as a successor Member, the remaining Members shall determine unanimously how future Governors are to be appointed. Cumulative voting shall not be allowed.

         6.3 ELECTION AND TERM OF OFFICE. No Governor shall have any contractual right to such position. Each Governor shall serve until the Governor's successor is elected or the earlier of (a) the Resignation of such Governor pursuant to Section 6.4 or (b) the Removal of such Governor pursuant to Section 6.5.

         6.4 RESIGNATION. Any Governor may resign by giving at least thirty (30) days written notice to the Board of Governors by mailing or delivering such notice of Resignation to the Principal Office of the Company. At the expiration of said period, such resignation shall be effective without need of acceptance by the Board of Governors.

         6.5 REMOVAL. Any Governor may be removed, with or without cause, by the action of the Member appointing such Governor.

         6.6 VACANCIES. Any vacancy on the Board of Governors shall be filled by the Member who appointed the Governor whose position is vacant.

         6.7 AUTHORITY OF BOARD OF GOVERNORS TO BIND THE COMPANY. Only the Board of Governors and authorized officers, agents or committees of the Company, and not individual Governors or Members as such, shall have the authority to bind the Company. No Member shall take any action to bind the Company, and each Member shall indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member. Subject to the powers specifically reserved to the Members herein, the Board of Governors has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including, without limitation:

                 (a) subject to Section 3.5, approve the annual operating and capital budgets, the mining plan and strategic plans of the Company;

                 (b) appoint or remove any officer of the Company, establish compensation for each officer of the Company, and, subject to the Bylaws, establish, alter, or amend the power and authority of any officer of the Company;

                 (c) subject to Section 3.5, authorize any commitment for a capital expenditure;

                 (d) subject to Section 3.5, approve any obligation of the Company for borrowed money and make, issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, letters of credit, guarantees and other instruments and evidences of indebtedness or of contingent liability and approve the granting of any security therefor, including, but not limited to mortgages of real property;

                 (e) authorize any commitment relating to a loan by the Company to any person or a guarantee by the Company of any obligation of any person;

                 (f) subject to Section 1.8, authorize any sale, lease, transfer or other disposition of any asset of the Company or any group of assets including the disposition of substantially all of the assets of the Company;

                 (g) subject to Section 3.5, approve the acquisition of any business or a business division from any person whether by asset purchase, stock purchase, merger or other business combination including the creation and issuance of additional shares of any class of Membership Interests in connection therewith;

                 (h) subject to Section 3.5, approve any purchase or lease of real property;

                 (i) adopt, approve or terminate any individual or group employee retirement plan or any other welfare benefit plan or policy or any modifications thereto;

                 (j) authorize the making, modification, amendment, or termination of any agreement with any Member or an affiliate of a Member;

                 (k)      authorize any distribution to Members;

                 (l) change the fiscal year of the Company or make or modify any tax elections, accounting policy elections, as the Board of Governors believes to be in the best interests of the Company and the Members;

                 (m) make any determination to indemnify any person as contemplated by the ByLaws;

                 (n) subject to the Bylaws, establish, amend or modify rules for the operation of the Board of Governors;

                 (o) subject to Section 3.5, authorize the creation of any subsidiaries or any other investment in, or the acquisition of stocks or bonds of, other persons or any equity interest in any other Person;

                 (p) approve any change of the location of the headquarters of the Company;

                 (q) approve any license or other grant of rights to or from the Company with respect to any patents, trademarks, trade names, service marks, know-how, trade secrets or other proprietary information;

                 (r) open, conduct and close checking, savings, custodial and other accounts on behalf of the Company in such banks or other financial institutions as the Board of Governors may select from time to time;

                 (s) negotiate, enter into, execute and exercise the Company's rights under any and all contracts necessary, desirable or convenient with respect to its business and affairs;

                 (t) execute any notifications, statements, reports, returns, registrations or other filings that are necessary or desirable to be filed with any state or federal agency, commission, or authority, including, without limitation, any registration of securities with any state or federal securities commission, and appear before such agency, commission or authority on behalf of the Company;

                 (u) purchase or bear the cost of any insurance covering the potential liabilities of the Company, Members, Governors, any officer or employee of the Company and any other person acting on behalf of the Company;

                 (v) commence, defend or settle litigation pertaining to the Company, its business or assets, provided that the Company shall not bear the expenses of any litigation brought against any Member or Governor acting in that capacity, any officer or employee of the Company or any other person acting on behalf of the Company except as contemplated by this Member Control Agreement or the ByLaws;

                 (w) employ accountants, attorneys, contractors, brokers, investment managers, engineers, consultants or other persons, firms, corporations or entities on such terms and for such compensation as it shall determine is proper, including, without limitation, persons and entities who may be Members or affiliates, or who perform services for, or have business, financial, family or other relationships with any Member, Governor, officer or employee;

                 (x) make any donation to the public welfare or for religious, charitable, scientific, literary, or educational purposes;

                 (y) enter into, make and perform such contracts, agreements and other undertakings, to execute, acknowledge and deliver such instruments, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 6.7, including, without limitation, contracts, agreements, undertakings and transactions with any Member or Governor or with any other person, firm, or corporation which is an affiliate or which performs services for or has any business, financial, family, or other relationship with any Member or Governor.

         6.8 ACTIONS OF THE BOARD OF GOVERNORS. The affirmative vote of Governors appointed by Members holding a Majority in Interest present at any regular or special meeting or the written consent executed by such Governors representing a Majority in Interest of the Members, provided that such written action is recorded in the minutes of the Board of Governors and a copy is mailed to all other Governors who did not execute such action, shall constitute the act or action of the Board of Governors. The number of Governors appointed by Members holding a Majority in Interest shall constitute a quorum. No act of a Member, Governor, officer or agent of the Company in contravention of a decision or action of the Board of Governors shall bind the Company to persons having knowledge of such Board's decision or action. Notwithstanding such Board decision, the act of a Governor for the purpose of apparently carrying on in the usual way the business or affairs of the Company shall bind the Company to persons without actual knowledge that such act is beyond the authority of the Governor.

         6.9 INDEMNIFICATION. The Company shall indemnify to the fullest extent provided or allowed by the Act, as in effect on the date hereof, any Governor, officer, employee or agent of the Company for all costs, losses, liabilities, damages, fines and expenses (including attorneys' fees) suffered or incurred by any such person solely because he or she is or was a Governor, officer, employee or agent of the Company or is or was serving at the request of the Company as a Member,

Governor, officer, director, trustee, partner, employee or agent of any other organization, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and, in connection with any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company shall acquire and maintain such liability insurance coverage with respect to this obligation as directed by the Board.

         6.10 APPOINTMENT OF OFFICERS. The Board of Governors shall appoint one or more natural persons to exercise the functions of the offices of chief manager and treasurer. The Board of Governors may, but shall not be required to, appoint one or more individuals to serve in the following capacities as officers of the Company: one or more vice presidents and secretary. The Board of Governors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers and assign powers and duties to such officers as it may determine. An officer need not be a Governor of the Company. The Board of Governors shall have the right to set the compensation of officers and remove and replace an officer then serving with or without cause. The Board of Governors may designate the person serving as chief manager as president of the Company.

                                   ARTICLE 7.

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         7.1     INITIAL CAPITAL CONTRIBUTION.   Each initial Member shall make
the initial capital contribution described for that Member on Exhibit A at the time and on such terms as may be specified on Exhibit A or otherwise agreed to among such Members. The value of the capital contribution and the Percentage of each Member shall be as set forth on Exhibit A. No interest shall accrue on any capital contribution and no Member shall have the right to withdraw or be repaid any capital contribution except as provided in this Member Control Agreement. Except as expressly provided in this Member Control Agreement, no Member shall have any obligations to make any additional capital contributions or advance any funds as a loan to the Company or to incur any liability or obligations of the Company.

         7.2 MAINTENANCE OF CAPITAL ACCOUNTS. The Company shall establish and maintain capital accounts for each Member. Each Member's capital account shall be increased by (i) the amount of any money actually contributed by the Member to the capital of the Company, (ii) the fair market value of any other property contributed, as determined at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such property, within the meaning of section 752 of the Internal Revenue Code (the "Code")), and (iii) the Member's share of net profits and of any separately allocated items of income or gain. Each Member's capital account shall be decreased by (iv) the amount of any money actually distributed by the Company,
(v) the fair market value of any other property distributed to the Member, as determined at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such other property within the meaning of section 752 of the Code), and (vi) the Member's share of net losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

         7.3 DISPOSITION OF FINANCIAL RIGHTS. In the event of a disposition of some or all of a Member's financial rights, the capital account of the such Member shall become the capital account of the assignee, to the extent it relates to the financial rights transferred.

         7.4 DISTRIBUTION OF ASSETS. If the Company at any time distributes any of its assets in-kind to any Members, the capital account of such Members shall be adjusted to reflect the unrealized gain, loss, and deduction in such property as would be allocated among the Members if there had been a taxable disposition of such property for fair market value as of the date the distribution is made.

         7.5 COMPLIANCE WITH SECTION 704(b) OF THE CODE. The provisions of this Section 7 as they relate to the maintenance of the capital accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain, and credit pursuant to Section 8 to have substantial economic effect under the regulations promulgated under section 704(b) of the Code, in light of the distributions made pursuant to Sections 8 and 12.3 and the capital contributions made pursuant to Section 7.1. Notwithstanding anything herein to the contrary, this Member Control Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligating any Member to make a capital contribution in excess of the initial capital contribution as provided for expressly in Section
7.1 of this Member Control Agreement.

                                   ARTICLE 8.

                         ALLOCATIONS AND DISTRIBUTIONS

         8.1 ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS. Except as may be required by section 704(c) of the Code, and this Article 8, net profits, net losses, and other items of income, gain, loss, deduction, and credit shall be apportioned among the Members in proportion to their respective Percentages.

         8.2 SPECIAL ALLOCATIONS. The foregoing provisions of this Article 8 notwithstanding, to the extent necessary to validate the allocation of tax items for federal income tax purposes, the Company shall comply with (i) the allocations required by the "qualified income offset" provisions of Regulation
Section 1.704-1(b)(2)(ii)(d) (including the capital account adjustments set forth therein); (ii) the allocations required by Regulation Section 1.704-2, regarding allocations attributable to nonrecourse financing; (iii) the allocations required by Regulation Section 1.704-3 regarding special allocation of gain, loss and depreciation with respect to the contribution of appreciated or depreciated property to the Company; and (iv) the allocations required by Regulations as the result of any election to adjust the basis of Company assets pursuant to Code section 754.

         8.3     INTERIM DISTRIBUTIONS.   From time to time, the Board of
Governors shall determine to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions and reserves. To the extent such excess exists, the Board of Governors may make distributions to the Members in accordance with their respective Percentages.

         8.4 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding the foregoing provisions, no distribution shall be declared and paid unless, after the distribution is made, the assets of the

Company are in excess of all liabilities of the Company, except liabilities to Members on account of their capital accounts.

                                   ARTICLE 9.

                              TAXES AND ACCOUNTING

         9.1 ELECTIONS. The Board of Governors may make any tax elections for the Company allowed under the Code or the tax laws of the State of Minnesota or any other taxing jurisdiction.

         9.2 TAXES OF TAXING JURISDICTIONS. To the extent that the laws of any taxing jurisdiction require, each Member requested to do so by the Board of Governors shall submit an agreement indicating that the Member will make timely income tax payments to the taxing jurisdiction and that the Member accepts personal jurisdiction of the taxing jurisdiction with regard to the collection of income taxes attributable to the Member's income and interest and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such taxing jurisdiction the amount of tax, penalty, and interest determined under the laws of the taxing jurisdiction with respect to such Member's income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of this Member Control Agreement. The Board of Governors may, where permitted by the rules of any taxing jurisdiction, file a composite, combined, or aggregate tax return reflecting the income of the Company and pay the tax, interest, and penalties of some or all of the Members on such income to the taxing jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest, and penalties so paid.

         9.3 TAX MATTERS PARTNER. The Board of Governors shall designate one of the Governors or, if there are no Governors eligible to act as tax matters partner, any Member as the tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code. Any Governor or Member designated as tax matters partner shall take such action as may be necessary to cause each Member to become a "notice partner" within the meaning of Section 6223 of the Code. Any Member who is designated tax matters partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board of Governors.

         9.4 TAX YEAR. The records of the Company shall be maintained on a calendar year basis.

         9.5 METHOD OF ACCOUNTING. The records of the Company shall be maintained on an accrual method of accounting.

                                  ARTICLE 10.

                            TERMINATION OF INTEREST

         10.1 EVENTS OF TERMINATION. A Member shall cease to be Member upon the occurrence of any event described in the Act as an event that terminates the continued membership of a member in the Company but no Member shall have the right to undertake any action which would terminate the continuation of membership without the same level of Member approval required for termination of Company business operations at such time pursuant to Section 1.8. A Member which exercises the power to terminate the continuation of its membership at a time when it does not have the right to do so shall be liable to the Company and the other Members for any damages caused by such wrongful termination.

         10.2 RIGHT TO PURCHASE TERMINATING MEMBER'S INTEREST. If any Member shall terminate its membership, the remaining Members shall have the right, but not the obligation, to purchase and acquire a proportionate share (or such other share as such remaining Members shall determine) of Membership Interest of such terminating Member for the fair market value of such Membership Interest as determined at the time of termination. The purchase price shall be payable in a reasonable time not to exceed six (6) months. Any dispute among the Members concerning the fair value of such withdrawing Member's Shares shall be resolved by arbitration pursuant to Section 15.4.

                                  ARTICLE 11.

                        ADMISSION OF ADDITIONAL MEMBERS

         The admission of additional Members shall be made by the affirmative vote or written consent of all current Members. Each Member may grant or withhold the approval of such admission in its sole and absolute discretion. The additional Members shall execute an Admission Agreement negotiated by the Board of Governors, which shall set forth the name and address of, and the number of Shares owned by, such additional Member and the capital contribution to be made by such additional Member for the acquisition of shares of Membership Interest. Upon approval of such admission by the Board of Governors, the Admission Agreement shall be attached hereto and made a part of this Member Control Agreement.

                                  ARTICLE 12.

                           DISSOLUTION AND WINDING UP

         12.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events (which, unless the Members agree to continue the business as provided in paragraph (c) below, shall constitute dissolution events):

                 (a) The affirmative written consent to dissolve the Company or to discontinue its business operations by the requisite number of Members (depending upon the timing of such consent) as specified in Section 1.8.

                 (b)      Whenever there are fewer than two (2) Members.

                 (c) The occurrence of an event that terminates the continued membership of a Member in the Company, unless the business of the Company is continued with the affirmative vote or written consent of all remaining Members within ninety (90) days after such event.

                 (d)      The expiration of the term described in Section 1.2.

                 (e)      The entry of a decree of judicial dissolution.

         Except as specifically stated in this Section 12.1, no event that would cause a dissolution under the Act shall cause a dissolution of the Company.

         12.2 EFFECT OF DISSOLUTION. Upon dissolution, the Company shall cease carrying on (as distinguished from the winding up and liquidation of) the Company business. The Company is not terminated upon dissolution, but continues its existence until the winding up of the affairs of the Company is completed and the business of the Company may be continued in order to maximize its value as a going concern for eventual sale.

         12.3 DISTRIBUTION OF ASSETS ON DISSOLUTION. Upon the winding up of the Company and liquidation of its assets (to the extent determined by the Board of Governors or liquidating trustee as applicable), the Company property shall be distributed as set forth in the Articles:

                 (a) To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company liabilities;

                 (b) To establish any reserves deemed necessary by the Board of Governors; and

                 (c) To Members in accordance with positive capital account balances taking into account all capital account adjustments for the Company's taxable year in which the liquidation occurs (including adjustments pursuant to Section 7.5. Liquidation proceeds shall be paid within sixty (60) days after the end of the Company's taxable year or, if later, within ninety (90) days after the date of liquidation. Such distributions shall be in money or other property (which need not be distributed proportionately) or partly in both, as determined by the Board of Governors.

         If any reserves are established in connection with the foregoing, the Board of Governors may pay over the amounts reserved to an escrow agent to be held by it for the purposes of disbursing the reserves in payment of any contingencies which may arise and, at the expiration of any period as the Board of Governors considers advisable, for distribution of the balance of the funds in the same manner and with the same priorities as are provided in this Section
12.3. The Members shall look solely to the assets of the Company for the return of their capital contributions.

         12.4 WINDING UP. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. If necessary or appropriate to maximize the proceeds of liquidation of the Company, the Board of Governors may transfer the assets of the Company to a liquidating trustee or liquidating trustees selected by the Board or Governors.

                                  ARTICLE 13.

                            MERGER AND CONSOLIDATION

         13.1 AUTHORITY TO MERGE OR CONSOLIDATE. The Company shall have the authority to merge or consolidate with or into another limited liability company, a limited partnership, a corporation or other entity domestic or foreign, as permitted by the Act provided that the agreement of merger or consolidation is approved by all of the Members.

                                  ARTICLE 14.

                                   AMENDMENT

         14.1 AMENDMENT BY BOARD OF GOVERNORS. Except as otherwise specifically provided in this Member Control Agreement, the Board of Governors may adopt an amendment to this Member Control Agreement to do any one or more of the following:

                 (a) to implement or effectuate the provisions of any part of this Member Control Agreement or to continue the Company for the term provided herein under the laws of the State of Minnesota and of any state or jurisdiction in which it shall do business;

                 (b) to take any action, on the advice of counsel to the Company, as may be necessary or appropriate to satisfy then current requirements of the Code with respect to partnerships or limited liability companies that have been structured to be classified as partnerships under the Code or any applicable laws or regulations; or

                 (c)      to cure any ambiguity, defect or inconsistency.

All Members shall be furnished with a copy of such amendment prior to its adoption. No amendment that is proposed to become effective under this Section
14.1 shall become effective without approval under Section 14.2 if Members with governance rights holding Percentage aggregating 15% or more deliver to the Company within 30 calendar days following delivery of the amendment to the Members their written objection to the amendment.

         14.2    OTHER AMENDMENTS.  Except as specifically provided in Section
14.1 or otherwise in this Member Control Agreement:

                 (a) An amendment to (i) a section of this Member Control Agreement that specifies that action under that section may only be taken upon the unanimous affirmative approval of Members (ii) Section
         8.1 or (iii) this Section 14.2(a) shall require the unanimous approval of the Members.

                 (b) Any amendment that would increase a Member's obligation to make contributions to the capital of the Company or further limit a Member's ability to hold or make a transfer of its Membership Interest, shall be effective with respect to a Member only if the Member does not act to disapprove the amendment by returning to the Company, within 30 days after the request is made for adoption of the amendment, a notice indicating its disapproval of such amendment;

                 (c) Any other amendment shall be effective if approved by Members with a Majority in Interest.

         14.3 EXECUTION OF AMENDMENTS. Each Member shall execute all documents and instruments necessary to evidence its approval of all actions, including, without limitation, amendments to this Member Control Agreement, taken or authorized by the Members with a Majority in Interest or otherwise as provided in this Member Control Agreement.

                                  ARTICLE 15.

                            MISCELLANEOUS PROVISIONS

         15.1 ENTIRE AGREEMENT; INTERPRETATION. This Member Control Agreement represents the entire agreement among all the Members and between the Members and the Company. It is the express intention of the Members that this Member Control Agreement, the Bylaws and any agreements expressly provided for in this Member Control Agreement, shall be the sole source of agreement of the parties with respect to the subject matter hereof, and, except to the extent provisions of this Member Control Agreement expressly incorporate federal income tax rules by reference to sections of the Code or Regulations or to the extent any provision is expressly prohibited or ineffective under the Act, this Member Control Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule. To the extent any provision of this Member Control Agreement is prohibited or ineffective under the Act, this Member Control Agreement shall be considered amended to the smallest degree possible in order to make the Member Control Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such way to make any provision of this Member Control Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

         15.2 NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the Minnesota Uniform Partnership Act or the Minnesota Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

         15.3 RIGHTS OF CREDITORS AND THIRD PARTIES UNDER THE MEMBER CONTROL AGREEMENT. This Member Control Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Member Control Agreement is expressly intended not to benefit any creditor of the Company or any other person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Member Control Agreement or any agreement between the Company and any Member with respect to any capital contribution, loan or otherwise.

         15.4 ARBITRATION. If any controversy or claim arising out of this Member Control Agreement, the Articles or the Bylaws between the Members and/or Governors (the "Parties") cannot be settled by the Parties, the controversy or claim shall be settled by arbitration in the appropriate jurisdiction of the Principal Office in accordance with the rules of the American Arbitration Association then in effect, and judgment on any award of the arbitrator, including attorneys fees, shall be allocated between the Parties as determined by the arbitrator.

         15.5 NOTICE. Service of all notices under this Member Control Agreement shall be sufficient if given in writing, whether by mail, telefax (with confirmation), electronic mail (with confirmation), or similar communications equipment, to each member of the Board of Governors individually or to Members at the addresses as indicated in the records of the Company, or to the Members or Governors at such other addresses as any Member or Governor may from time to time designate in writing to the Company. Any notice if sent by mail shall be deemed to be given as of

5:00 p.m. Eastern Standard Time on the second Business Day following the posting of such notice, and if sent by telefax, electronic mail or similar communications equipment shall be deemed given when such notice is sent.

         15.6 GOVERNING LAW. This Member Control Agreement and any amendments hereto shall be governed, interpreted and construed in accordance with the laws of Minnesota, without regard to Minnesota choice of law provisions.

         15.7 SUCCESSORS. This Member Control Agreement and all terms and provisions hereof and amendments hereto shall inure to the benefit of and be binding on the successors and assigns of the Members.

         15.8 SEVERABILITY. Each provision of this Member Control Agreement shall be severable if unenforceable and the remainder of the Member Control Agreement shall not be void for the unenforceability of any such provision(s).

         IN WITNESS WHEREOF, the Members, through their duly authorized officers, have executed this Member Control Agreement on the date set forth below their names.

                                        VIRGINIA HORN TACONITE COMPANY


                                        by   ________________________________

                                        its  ________________________________

                                             ________________________________
                                                       (date)

                                        EVELETH TACONITE COMPANY


                                        by   ________________________________

                                        its  ________________________________

                                             ________________________________
                                                          (date)

                                        ONTARIO EVELETH COMPANY


                                        by   _______________________________

                                        its  _______________________________

                                             _______________________________
                                                          (date)

                                   EXHIBIT A
                                INITIAL MEMBERS:

                                                      INITIAL CAPITAL
MEMBER NAME AND ADDRESS                                CONTRIBUTION                           PERCENTAGE
-----------------------                               ---------------                         ----------
Eveleth Taconite Company                              $1,800,000(1)                              45%

Virginia Horn Taconite Company                        $1,600,000(2)                              40%

Ontario Eveleth Company                               $  600,000(3)                              15%





---------------
(1) Eveleth Taconite Company, in exchange for its 45% membership interest, has agreed to contribute, in addition to the initial cash contribution listed on this Exhibit A, (i) certain of its assets used in the operation of Eveleth Mines and (ii) its pro rata share of the cash necessary for the initial operating expenses of the Company, all as provided in the Assignment, Contribution and Assumption Agreement between ETCO and the Company effective as of December 1, 1996.

(2) Virginia Horn Taconite Company, in exchange for its 40% membership interest, has agreed to contribute, in addition to the initial cash contribution listed on this Exhibit A, (i) its general partnership interest in Eveleth Expansion Company ("EXCO") and (ii) its pro rata share of the cash necessary for the initial operating expenses of the Company, all as provided in the Assignment, Contribution and Assumption agreement by and among Virginia Horn Taconite Company, Ontario Eveleth Company and the Company effective as of December 1, 1996.

(3) Ontario Eveleth Company, in exchange for its 15% membership interest, has agreed to contribute, in addition to the initial cash contribution listed on this Exhibit A, (i) its general partnership interest in Eveleth Expansion Company ("EXCO") and (ii) its pro rata share of the cash necessary for the initial operating expenses of the Company, all as provided in the Assignment, Contribution and Assumption agreement by and among Virginia Horn Taconite Company, Ontario Eveleth Company and the Company effective as of December 1, 1996.